UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2025
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
________________________
Commission File Number 001-32335

Delaware	88-0488686
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

12390 El Camino Real	92130
San Diego	(Zip Code)
California
(Address of principal executive offices)
(858) 794-8889
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	HALO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) As previously disclosed, Halozyme Therapeutics, Inc. (“the Company”) announced a transition plan in which Nicole LaBrosse, Senior Vice President, Chief Financial Officer will continue to serve as the Company’s Chief Financial Officer until the earliest of when a new chief financial officer is hired, March 30, 2026 or such earlier date determined by the Company (the “Separation Date”) and then depart to pursue a new professional opportunity.
On November 18, 2025, the Company and Ms. LaBrosse, entered into a Transition and Release Agreement (the “Agreement”). Pursuant to the Agreement and subject to Ms. LaBrosse’s compliance with the obligations therein and her execution of a release of claims in favor of the Company and its affiliates, Ms. LaBrosse will be eligible for the following benefits: (i) her annual bonus for 2025 at 120% target-level individual performance; (ii) a cash payment pursuant to the terms of the Company’s Severance Policy consistent with a termination by the Company not for cause equal to the sum of Ms. LaBrosse’s annual base salary plus, if her separation occurs during 2026, her annual bonus for 2026 at target-level performance and pro-rated based upon Ms. LaBrosse’s length of employment during 2026; (iii) if her separation occurs prior to February 28, 2026, any outstanding equity awards that vest solely subject to her continued service and that would have vested by such date will vest on the Separation Date; (iv) an extension of the period during which Ms. LaBrosse may exercise all outstanding options that are vested as of the Separation Date to the shorter of one year following the Separation Date and the remaining term of the vested options; (v) if a Change in Control (as defined in Ms. LaBrosse’s Amended and Restated Change in Control Agreement with the Company) occurs within one year following the Separation Date, all outstanding options not vested as of the Separation Date will vest upon the consummation of the Change in Control; and (vi) subject to Ms. LaBrosse’s timely election of COBRA continuation coverage, the cost of such coverage under the Company’s group healthcare plans for a period of one year following the Separation Date. In addition, the treatment of Ms. LaBrosse’s outstanding equity awards will be consistent with a termination other than for cause as defined in, and for the purposes of, the Company’s applicable stock plan and applicable award agreements thereunder.
The foregoing description of the Transition and Release Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc. (Registrant)

Dated:	November 24, 2025	By:	/s/ Mark Snyder
Mark Snyder
Senior Vice President, General Counsel and Corporate Secretary